                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Rule 14a-11(c) or
                 Rule 14a-12
      / /        CONFIDENTIAL, FOR USE BY THE COMMISSION ONLY (AS PERMITTED
                 BY RULE 14a-6(e)(2))

                   CUBIST PHARMACEUTICALS, INC.
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rule 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------
/ /        Fee paid previously with preliminary materials.
/ /        Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or
           schedule and the date of its filing.
           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                          CUBIST PHARMACEUTICALS, INC.
                                24 EMILY STREET
                              CAMBRIDGE, MA 02139

                 NOTICE OF 2001 ANNUAL MEETING OF STOCKHOLDERS

TO THE STOCKHOLDERS OF CUBIST PHARMACEUTICALS, INC.:

    NOTICE IS HEREBY GIVEN that the 2001 Annual Meeting of Stockholders of Cubist Pharmaceuticals, Inc. will be held at our corporate offices, 125 Sidney Street, Cambridge, MA 02139, on Thursday, June 7, 2001, at 9:00 A.M., local time, for the following purposes:

    1. To elect three Class II directors to hold office for a three-year term and until their successors have been duly elected and qualified;

    2. To transact such other business as may properly come before the annual meeting or any adjournments or postponements thereof.

    The Board of Directors has fixed April 9, 2001 as the record date for the determination of stockholders entitled to notice of, and to vote at, the 2001 Annual Meeting of Stockholders. Accordingly, only stockholders of record at the close of business on April 9, 2001 will be entitled to notice of, and to vote at, such meeting or any adjournments thereof.

    To ensure your representation at the meeting, however, you are urged to vote by proxy by following one of these steps as promptly as possible:

        (a) Complete, date, sign and return the enclosed proxy card (a postage-prepaid envelope is enclosed for that purpose); or

        (b) Vote via the Internet (see instructions on the enclosed proxy card); or

        (c) Vote via telephone (toll-free) in the United States or Canada (see instructions on the enclosed proxy card).

    The Internet and telephone voting procedures are designed to authenticate shareholders' identities, to allow shareholders to vote their shares and to confirm that their instructions have been properly recorded. Specific instructions to be followed by any registered shareholder interested in voting via the Internet or telephone are set forth in the proxy card and must be completed by 6 p.m. on June 6, 2001. Your shares cannot be voted unless you date, sign, and return the enclosed proxy card, vote via the Internet or telephone or attend the annual meeting in person. Regardless of the number of shares you own, your careful consideration of, and vote on, the matters before the shareholders is important.

                                          By order of the Board of Directors
                                          JUSTIN P. MORREALE
                                          SECRETARY
April 18, 2001

NOTE: THE BOARD OF DIRECTORS SOLICITS THE EXECUTION AND PROMPT RETURN OF THE
      ACCOMPANYING PROXY. WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE VOTE VIA THE INTERNET OR TELEPHONE OR COMPLETE, DATE, SIGN AND MAIL THE ACCOMPANYING PROXY CARD AND PROMPTLY RETURN IT IN THE PRE-ADDRESSED ENVELOPE PROVIDED FOR THAT PURPOSE. IF YOU ATTEND THE MEETING, YOU MAY WITHDRAW ANY PROXY GIVEN BY YOU AND VOTE YOUR SHARES IN PERSON.

                          CUBIST PHARMACEUTICALS, INC.
                                24 EMILY STREET
                              CAMBRIDGE, MA 02139

                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                              GENERAL INFORMATION

PROXY SOLICITATION

    This proxy statement is furnished to the holders of the common stock, $.001 par value per share, of Cubist Pharmaceuticals, Inc. in connection with the solicitation of proxies on behalf of our Board of Directors for use at the annual meeting of stockholders to be held on June 7, 2001, or at any adjournment or postponement of the meeting, pursuant to the accompanying Notice of 2001 Annual Meeting of Stockholders. The purposes of the annual meeting and the matters to be acted upon are set forth in the accompanying Notice of 2001 Annual Meeting of Stockholders. The Board of Directors knows of no other business that will come before the annual meeting.

    This proxy statement and proxies for use at the meeting will be first mailed to stockholders on or about April 23, 2001 and such proxies will be solicited chiefly by mail, but additional solicitations may be made by telephone or telegram by our officers or regular employees. We may enlist the assistance of brokerage houses in soliciting proxies. We shall bear all solicitation expenses, including costs of preparing, assembling and mailing proxy material.

REVOCABILITY AND VOTING OF PROXY

    Registered shareholders can vote their shares via (1) a toll-free telephone call from the U.S. or Canada, or (2) the Internet or (3) by mailing their signed proxy card. The telephone and Internet voting procedures are designed to authenticate shareholders' identities, to allow shareholders to vote their shares and to confirm that their instructions have been properly recorded. We have been advised by counsel that the procedures that have been put in place are consistent with the requirements of applicable law. Specific instructions to be followed by any registered shareholder interested in voting via telephone or the Internet are set forth on the enclosed proxy card.

    Stockholders may revoke the authority granted by their execution of proxies at any time before the effective exercise of such authority by filing with our Secretary a written revocation or a duly executed proxy bearing a later date or by voting in person at the annual meeting. Shares represented by executed and unrevoked proxies will be voted in accordance with the choice or instructions specified thereon. If no specifications are given, the proxies intend to vote the shares represented thereby to approve Proposal No. 1 as set forth in the accompanying Notice of 2001 Annual Meeting of Stockholders and in accordance with their best judgment on any other matters that may properly come before the Meeting.

RECORD DATE AND VOTING RIGHTS

    Only stockholders of record at the close of business on April 9, 2001, are entitled to notice of, and to vote, at the annual meeting or any adjournment or postponement thereof. We had outstanding on April 9, 2001, 27,964,298 shares of common stock, each of which is entitled to one vote upon the matters to be presented at the annual meeting. The presence, in person or by proxy, of a majority of the issued and outstanding shares of common stock will constitute a quorum for the transaction of business at the annual meeting. Votes withheld from any nominee, abstentions and broker "non-votes" are counted as present or represented for purposes of determining the presence or absence of a quorum for the new annual meeting. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on one or more proposals because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner. Abstentions are included in the number of shares present or represented and voting on each matter. Broker "non-votes" are not so included.

                             PRINCIPAL STOCKHOLDERS

    The following table sets forth certain information with respect to each person known to us to be the beneficial owner of more than 5% of the issued and outstanding common stock as of April 15, 2001 or other date noted below. As of April 9, 2001, 27,964,298 shares of common stock were outstanding.

                                                            NUMBER OF SHARES
                                                           BENEFICIALLY OWNED             PERCENTAGE
                                                   -----------------------------------    OF SHARES
                                                   OUTSTANDING   RIGHT TO      TOTAL     BENEFICIALLY
NAME AND ADDRESS OF BENEFICIAL OWNER                 SHARES       ACQUIRE     NUMBER        OWNED
-------------------------------------------------  -----------   ---------   ---------   ------------
Deutsche Bank A.G................................   1,551,500           --   1,551,500       5.5%
  Taunusanlange 12
  D-60325 Frankfurt am Main
  Federal Republic of Germany
Sofinov Societe Financiere.......................   1,029,823    1,111,111   2,140,934       7.7%
  D'Innovation Inc.
  1981 Avenue McGill College
  7e etage
  Montreal, Quebec H3A 3C7
Wells Fargo and Company..........................   1,480,820           --   1,480,820       5.3%
  420 Montgomery Street
  San Francisco, CA 94104

------------------------

With respect to the foregoing table, you should note that:

- Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of April 15, 2001 are deemed outstanding. These shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as indicated above and pursuant to the applicable community property laws, each stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite such stockholder's name. Shares included in the table under "Right to Acquire" represent shares subject to outstanding common stock purchase warrants currently exercisable.

- The shares attributable to Deutsche Bank A.G. includes 1,477,300 shares held by Deutsche Fonds Holding GmbH and shares held by the following subsidiaries of Deutsche Bank A.G. and Deutsche Fonds Holding GmbH: DWS Investment GmbH, Deutsche Vermogensbildungsgesellschaft mbh, DWS Investment Management S.A. Luxemburg, Deutsche Asset Management Investmentgesellschaft GmbH and Deutsche Asset Management International GmbH. Deutsche Bank A.G. has shared voting and investment power with respect to the shares owned by Deutsche Fonds Holding GmbH and its and Deutsche Bank A.G.'s subsidiaries.

- Sofinov Societe Financiere D'Innovation Inc. is a wholly owned subsidiary of Caisse De Depot et Placement du Quebec. Because of such relationship, Caisse is the indirect beneficial owner of the shares attributable to Sofinov and may be deemed to beneficially own all of the shares owned by Sofinov.

- The shares attributable to entities affiliated with Wells Fargo & Company includes shares held by Peregrine Capital Management, Inc., Wells Capital Management, Inc., Wells Fargo Bank, N.A. and Wells Fargo Bank Minnesota, N.A., each being a subsidiary of Wells Fargo & Company and therefore Wells Fargo & Company has voting and investment power with respect to the shares owned by each of the listed subsidiaries.

                                 PROPOSAL NO. 1
                             ELECTION OF DIRECTORS

NOMINEES FOR ELECTION AS DIRECTORS

    The Board of Directors is divided into three classes, with one class of directors elected each year at the annual meeting of stockholders for a three-year term of office. All directors of a class hold their positions until the annual meeting of stockholders at which their terms of office expire and until their successors have been duly elected and qualified.

    The term of office of the Class II directors will expire at the annual meeting. The Board of Directors has nominated Susan B. Bayh, Barry Bloom, Ph.D., and Walter Maupay, for reelection as Class II directors to hold office until the annual meeting of stockholders to be held in 2004 and until their respective successors have been duly elected and qualified. In the event any of the nominees shall be unable or unwilling to serve as a director, discretionary authority is reserved to vote for a substitute or substitutes. The Board of Directors has no reason to believe that any of the nominees will be unable or unwilling to serve. Proxies cannot be voted for any persons other than the nominees.

    The affirmative vote of a plurality of the shares of common stock present at the annual meeting, in person or by proxy, is required for the election of the Class II directors. Unless authority to do so is withheld, the persons named in each proxy will vote the shares represented thereby "FOR" the election of the nominees.

INFORMATION AS TO DIRECTORS AND NOMINEES FOR DIRECTOR

    The names of our directors (including the nominees for reelection as Class II directors at the annual meeting), their ages, their position(s) with Cubist, the year in which each first became a director, the expiration of the term of office of each, the class of director of each, the principal occupation and employment of each over at least the last five years, and other directorships, if any, of each are listed below.

                                                                            DIRECTOR     TERM     CLASS OF
NAME                              AGE             POSITION(S) HELD           SINCE     EXPIRES    DIRECTOR
----                            --------   ------------------------------   --------   --------   --------
Scott M. Rocklage, Ph.D.......     46      Chairman of the Board of           1994       2002      III
                                            Directors and Chief Executive
                                            Officer
John K. Clarke................     47      Director                           1992       2002      III
Paul R. Schimmel, Ph.D........     60      Director                           1992       2002      III
Barry Bloom, Ph.D.............     72      Director                           1993       2001      II
Walter Maupay.................     62      Director                           1999       2001      II
Susan B. Bayh.................     41      Director                           2000       2001      II
David W. Martin, Jr., M.D.....     60      Director                           1997       2003       I
John Zabriskie, Ph.D..........     61      Director                           1999       2003       I

    DR. ROCKLAGE was elected Chairman of the Board of Directors in March 2000. Dr. Rocklage has served as our Chief Executive Officer and as a member of the board of directors since July 1994. He served as our President from July 1994 until March 2001. From 1990 to 1994, Dr. Rocklage served as President and Chief Executive Officer of Nycomed Salutar, Inc., a diagnostic imaging company. From 1992 to 1994, he also served as President and Chief Executive Officer and Chairman of Nycomed Interventional, Inc., a medical device company. From 1986 to 1990, he served in various positions at Nycomed Salutar, Inc. and was responsible for designing and implementing research and development programs that resulted in three drug products in human clinical trials, including the approved drugs Omniscan and Teslascan. Dr. Rocklage received his B.S. in Chemistry from the University of California, Berkeley and his Ph.D. in Chemistry from the Massachusetts Institute of Technology.

    MR. CLARKE is one of our founders and served as Chairman of the Board of Directors from our incorporation to March 2000. Mr. Clarke has served as one of our directors since our incorporation. From 1992 to 1994, Mr. Clarke served as our acting President and Chief Executive Officer. Since 1982, he has been a general partner of DSV Management in Princeton, New Jersey, the general partner of DSV Partners IV. He is a founder and director of Alkermes, Inc. and a director of VISICU, Inc., Parkstone Medical Information Systems, Inc., MedContrax, Inc., Molecular Mining, Inc. and TechRx, Inc. Mr. Clarke is the Managing General Partner for Cardinal Partners, founded in 1997. Mr. Clarke received his B.A. in Biology and Economics from Harvard College and his M.B.A. from The Wharton School of the University of Pennsylvania.

    DR. SCHIMMEL is one of our scientific founders and has served as one of our directors since our incorporation. From 1967 to 1998, Dr. Schimmel served as a Professor of Biochemistry and Biophysics at the Massachusetts Institute of Technology and as the John D. and Catherine T. MacArthur Professor of Biochemistry and Biophysics at the Massachusetts Institute of Technology from 1992 to 1997. He has been a Professor and member of the Skaggs Institute for Chemical Biology of the Scripps Research Institute since 1997. Dr. Schimmel is an expert in molecular biology, protein translation and aminoacyl-tRNA synthetases. He is a member of the National Academy of Sciences and the American Academy of Arts and Sciences. Dr. Schimmel was a founder and is a director of Repligen Corporation and Alkermes, Inc., each a biotechnology company. Dr. Schimmel received his A.B. in Pre-Medicine from Ohio Wesleyan University and his Ph.D. in Biochemistry from the Massachusetts Institute of Technology.

    DR. BLOOM has served as a one of our directors since September 1993.
Dr. Bloom has more than 40 years experience in the pharmaceutical industry. From 1952 to 1993, Dr. Bloom served in various positions at Pfizer Inc., including Executive Vice President of Research & Development. He is a director of Vertex Pharmaceuticals, Inc. and Neurogen Corp., biotechnology companies; Microbia, a biotechnology company; and Incyte Pharmaceuticals, Inc., a genomics company.
Dr. Bloom received his S.B. in Chemistry and his Ph.D. in Organic Chemistry from the Massachusetts Institute of Technology.

    MR. MAUPAY has served as one of our directors since June 1999. Since 1988, Mr. Maupay has served as President of Calgon Vestal Laboratories, a division of Merck & Co., Inc. until January 1995, when it was sold to Bristol-Myers Squibb. Since June 1995, Mr. Maupay has also served as Group Executive of Calgon Vestal Laboratories after the sale to Bristol-Myers Squibb. From 1984 to 1988
Mr. Maupay served as Vice-President, Healthcare at Calgon Vestal Laboratories. Mr. Maupay is a director of Life Medical Sciences, Inc., a medical device company, Kensey Nash Corporation, a medical device company, Neshaminy Golf
Club, Inc. and Warwick Golf Farm. Mr. Maupay received his Bachelor of Science in Pharmacy from Temple University and his M.B.A. from Lehigh University.

    MS. BAYH has served as one of our directors since June 2000. From 1994 to present, Ms. Bayh has served as the Commissioner of the International Joint Commission (IJC), a bi-national organization between the United States and Canada focusing on environmental issues of the Great Lakes. Ms. Bayh served as an attorney in Eli Lilly's Pharmaceutical Division handling federal regulatory issues for marketing and medical clients from 1989 to 1994 and, from 1984 until 1989, Ms. Bayh practiced law, focusing on litigation, utility and corporate law, and antitrust. She is also a director of Anthem, Inc., (a Blue Cross/Blue Shield company), Corvas International, Inc., a biotechnology company, Emmis Communications, and Golden State Foods. Ms. Bayh has a B.A. from the University of California at Berkeley and a J.D. from the University of Southern California Law Center.

    DR. MARTIN has served as one of our directors since October 1997. Since
July 1997, Dr. Martin has served as President, Chief Executive Officer and a founder of Eos Biotechnology, Inc. Dr. Martin was a Professor of Medicine, Professor of Biochemistry and an Investigator of the Howard Hughes Medical Institute at the University of California San Francisco until 1983 when he became the first Vice President and subsequently Senior Vice President of Research and Development at Genentech, Inc., a position he held until 1990. He was Executive Vice President of DuPont Merck Pharmaceutical Company from 1991 through 1993 and then returned to California in 1994 where he was Senior Vice-President of Chiron Corp., a biotechnology company, and President of Chiron Therapeutics. In May 1995, he assumed the position of President and Chief Executive Officer of Lynx Therapeutics, Inc., a biotechnology company, and served until November 1996. Dr. Martin is also a Director of Varian Medical Systems, Inc., a medical equipment and software supplier, and of Talik, Inc., a biopharmaceutical development company.

    DR. ZABRISKIE has served as one of our directors since June 1999. From
July 1997 to July 2000, Dr. Zabriskie has served as Chairman of the Board of NEN Life Science Products, Inc., a laboratory supply company. From July 1997 to December 1999, Dr. Zabriskie also served as President and Chief Executive Officer of NEN Life Science Products, Inc. From November 1995 to January 1997, he was President and Chief Executive Officer of Pharmacia & Upjohn. From 1994 to November 1995, he served as President, Chief Executive Officer and Chairman of Upjohn Co.

OWNERSHIP OF EQUITY SECURITIES BY MANAGEMENT

    The table below sets forth information as of March 6, 2001, as reported to us, with respect to the beneficial ownership of the common stock by each director and each named executive officer, and by all directors and executive officers as a group. Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of April 15, 2001 are deemed outstanding. These shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as indicated below and pursuant to applicable community property laws, each stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite such stockholder's name. Shares included below under "Right to Acquire" represent shares subject to outstanding stock options currently exercisable or exercisable within 60 days of April 15, 2001.

                                                              NUMBER OF SHARES
                                                             BENEFICIALLY OWNED            PERCENTAGE
                                                     ----------------------------------    OF SHARES
                                                     OUTSTANDING   RIGHT TO     TOTAL     BENEFICIALLY
NAME                                                   SHARES      ACQUIRE     NUMBER        OWNED
----                                                 -----------   --------   ---------   ------------
Scott M. Rocklage, Ph.D............................    237,360     223,124      460,484      *
Francis P. Tally, M.D..............................     85,607      35,847      121,454      *
Alan D. Watson, Ph.D, M.B.A........................     88,875      10,624       99,499      *
Thomas A. Shea, M.B.A..............................     31,847      16,356       48,203      *
Michael F. DeBruin, M.D............................         --      38,125       38,125      *
Dennis D. Keith, Ph.D..............................     22,116      98,436      120,552      *
Frederick B. Oleson, Jr.,D.Sc......................     51,874      42,500       94,374      *
George H. Shimer, Jr., Ph.D........................         --      24,999       24,999      *
Thomas J. Slater...................................         --      43,000       43,000      *
Robert J. McCormack, Ph.D..........................         --      25,937       25,937      *
Julian M. Davies, Ph.D.............................      4,797       8,379       13,176      *
John K. Clarke.....................................     74,863      21,663       96,526      *
Paul R. Schimmel, Ph.D.............................    295,713      21,663      317,376      *
Barry Bloom, Ph.D..................................     21,426      15,008       36,434      *
David W. Martin, Jr., M.D..........................         --      20,000       20,000      *
Susan B. Bayh......................................      4,000       3,750        7,750      *
Walter Maupay......................................      6,000      16,500       22,500      *
John Zabriskie, Ph.D...............................      8,187      12,313       20,500      *
All directors and executive officers as a group
  (18 persons).....................................    932,665     678,224    1,610,889       5.8%

------------------------

*   Less than 1% of the issued and outstanding shares of Common Stock.

- Dr. Keith holds a portion of his shares with joint voting and investment power with Dr. Jo-Linda L. Keith.

- A portion of the shares attributable to Dr. Schimmel are held by the Paul R. Schimmel Profit-Sharing Plan.

- Mr. Maupay does not have sole voting and investment power with respect to a portion of his shares.

THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

                         REPORT OF THE AUDIT COMMITTEE

    The Board of Directors has an Audit Committee consisting of three directors. All of the members of the Committee are "independent" of our Company and management, as that term is defined in the National Association of Securities Dealers listing standards.

    The functions of the Audit Committee include (1) making recommendations to the Board of Directors with respect to the engagement of the independent auditors; (2) reviewing the audit plans developed by the independent auditors for the annual audit of our books and records and the results of such audit; (3) reviewing the annual financial statements; (4) reviewing the professional services provided by the independent auditors and the auditors' independence; and (5) reviewing the adequacy of our system of internal controls and the responses to management letters issued by the independent auditors.

    In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements with management and the independent auditors. The Committee discussed with the independent auditors the matters to be discussed by Statement of Auditing Standards No. 61. In addition, the Committee received from the independent auditors, written disclosure and the letter required by Independence Standards Board Standard No. 1. The Committee also discussed with the independent auditors the auditors' independence from management and the company, including the matters covered by the written disclosures and letter provided by the independent auditors.

    The Committee discussed with the Company's independent auditors the overall scope and plans for their audits. The Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company, the internal controls, and the overall quality of the financial reporting. The Committee held two meetings during fiscal year 2000.

    Based on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board approved, that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission.

    The Board of Directors has adopted a written charter for the Audit Committee. A copy of that charter is included as "Appendix A" to this proxy statement.

April 11, 2001

                                          Dr. John Zabriskie
                                          Dr. Barry Bloom
                                          Dr. Paul R. Schimmel

COMPENSATION COMMITTEE

    The Board of Directors has a Compensation Committee, which met one time during the 2000 fiscal year. The Compensation Committee's principal functions are to review and approve salary plans and bonus awards, as well as other forms of compensation, and to administer our 1993 Amended and Restated Stock Option Plan and the 2000 Nonstatutory Stock Option Plan, pursuant to the terms of such plans. The members of the Compensation Committee during the 2000 fiscal year were Mr. John K. Clarke, Dr. David Martin and Mr. Walter Maupay. Dr. Martin became a member of the Compensation Committee as of December 15, 2000.

    During the 2000 fiscal year, the Board of Directors held four meetings. Each director attended more than seventy-five percent (75%) of the Board meetings, and the meetings of Board committees on which he or she served.

COMPENSATION OF DIRECTORS

    Dr. Rocklage is Chairman of the Board of Directors and one of our full-time officers; he receives no additional compensation for serving on the Board of Directors or its committees. No other director is a full-time officer. We paid $1,000 to Ms. Bayh, Dr. Bloom, Dr. Martin, Mr. Maupay and Dr. Zabriskie, each for each meeting of the Board of Directors they attended and each were reimbursed for expenses in connection with their attendance. No other director received cash compensation during the 2000 fiscal year for his or her service on the Board of Directors or any committee thereof. In 2001, Ms. Bayh, Dr. Bloom, Dr. Martin, Mr. Maupay and Dr. Zabriskie will receive a fee of $1,000 for each Board meeting attended and will be reimbursed for expenses incurred in connection with their attendance. No other director will receive cash compensation during the 2001 fiscal year for his or her service on the Board of Directors or any committee thereof.

    Pursuant to our stock option plan, upon first joining the Board of Directors, each director who is not one of our officers or employees is granted automatically a stock option exercisable for 15,000 shares of common stock at fair market value, and each time that he or she is serving as a director on the business day immediately following an annual meeting of stockholders, such director is automatically granted on such business day a stock option exercisable for 10,000 shares of common stock at fair market value.

    Pursuant to a consulting agreement, Dr. Schimmel received $48,000, for consulting services during 2000.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

    The table below sets forth compensation information for the fiscal years ended December 31, 2000, 1999 and 1998 with respect to our Chief Executive Officer and the four executive officers with the highest compensation whose 2000 total annual compensation exceeded $100,000.

                                                                                          LONG-TERM
                                                                                     COMPENSATION AWARDS
                                                                                 ----------------------------
                                                    ANNUAL COMPENSATION            RESTRICTED      SECURITIES    ALL OTHER
              NAME AND                           --------------------------           STOCK        UNDERLYING   COMPENSATION
         PRINCIPAL POSITION             YEAR     SALARY($)(1)      BONUS($)         AWARDS($)      OPTIONS(#)      ($)(2)
------------------------------------  --------   ------------      --------      ---------------   ----------   ------------
Scott M. Rocklage, Ph.D. ...........    2000       $323,500        $     --(3)   $           --      75,000        $ 7,623
Chief Executive Officer and             1999       $284,100        $185,000      $           --      85,000        $ 8,858
Chairman(4)                             1998       $249,423        $ 73,500      $           --     175,000        $ 7,966

Francis P. Tally, MD ...............    2000       $247,236        $ 26,648      $           --      25,000        $16,856
Executive Vice President                1999       $233,263        $ 34,040      $           --      41,500        $16,067
Scientific Affairs                      1998       $220,500        $ 40,000      $           --      65,398        $ 8,757

Michael F. DeBruin, M.D. ...........    2000       $189,744        $  9,250      $           --      50,000        $ 8,599
Vice President                          1999       $ 61,942(5)     $  9,250(5)   $           --      50,000        $   221(5)
Clinical Research                       1998       $     --        $     --      $           --          --        $    --

Dennis D. Keith, Ph.D. .............    2000       $168,000        $ 13,440      $           --       5,000        $ 8,599
Vice President                          1999       $167,723        $ 15,000      $           --      15,000        $ 7,901
Drug Discovery                          1998       $160,500        $     --      $           --      35,000        $    --

Alan D. Watson, Ph.D. ..............    2000       $205,128        $ 11,667      $           --       5,000        $ 8,135
Senior Vice President                   1999       $ 53,846(6)     $     --      $           --     125,000        $   211(6)
Corporate Development                   1998       $     --        $     --      $           --          --        $    --

------------------------

(1) Salary includes amounts deferred pursuant to our 401(k) Plan.

(2) All other compensation includes (i) long-term disability insurance premiums paid by Cubist and (ii) Cubist's matching contributions under our 401(k) Plan.

(3) Dr. Rocklage received a bonus of $212,500 relating to 2000 performance, however the bonus was paid in January 2001.

(4) Dr. Rocklage was appointed Chairman of the Board of Directors on March 3, 2000.

(5) Reflects compensation from September 8, 1999 to December 31, 1999. Dr. DeBruin's employment began on September 8, 1999.

(6) Reflects compensation from September 13, 1999 to December 31, 1999. Dr. Watson's employment began on September 13, 1999.

OPTION GRANTS IN LAST FISCAL YEAR

    The following table sets forth information regarding grants of stock options under our 1993 Stock Option Plan to the named executive officers during the fiscal year ended December 31, 2000.

                                           NUMBER OF      PERCENT
                                          SECURITIES      OF TOTAL
                                          UNDERLYING      OPTIONS
                                            OPTIONS      GRANTED TO    EXERCISE                GRANT DATE
                                            GRANTED     EMPLOYEES IN   OR BASE    EXPIRATION    PRESENT
NAME                                      (SHARES)(1)   FISCAL 2000     PRICE        DATE       VALUE(2)
----                                      -----------   ------------   --------   ----------   ----------
Scott M. Rocklage, Ph.D.................    70,000           5.3%      $11.625    9/18/2010     $620,970
                                             5,000           0.4%      $11.625     1/1/2010     $239,754
Francis P. Tally, MD....................    25,000           1.9%      $11.625     1/1/2010     $221,775
Michael F. DeBruin, M.D.................    50,000           3.8%      $11.625     1/1/2010     $443,550
Dennis D. Keith, Ph.D...................     5,000           0.4%      $11.625     1/1/2010     $ 44,355
Alan D. Watson, Ph.D....................     5,000           0.4%      $11.625     1/1/2010     $ 44,355

------------------------

(1) Each option is exercisable in 16 equal quarterly installments, and has a maximum term of 10 years from the date of grant, subject to earlier termination in the event of the optionee's cessation of service with Cubist. The options are exercisable during the holder's lifetime only by the holder and they are exercisable by the holder only while the holder is an employee of Cubist and for certain limited periods of time thereafter in the event of termination of employment.

(2) Based on the Black-Scholes pricing model suggested by the Securities and Exchange Commission. The estimated values under that model are based on arbitrary assumptions as to variables such as stock price volatility, projected future dividend yield and interest rates, discounted for lack of marketability and potential forfeiture due to vesting schedule. The estimated values above use the following significant assumptions: volatility--87%; dividend yield--0%; the average life of the options--7 years; risk-free interest rate--yield to maturity of 10-year treasury note at grant date--6.2%. The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised. There is no assurance that the value realized by an executive will be at or near the value estimated using a modified Black-Scholes model.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

    The following table sets forth information with respect to the stock options exercised during the fiscal year ended December 31, 2000, and the unexercised stock options held at the end of such fiscal year by the named executive officers.

NAMED EXECUTIVE OFFICERS.

                                                                     NUMBER OF UNEXERCISED         VALUE OF UNEXERCISED
                                                                        OPTIONS HELD AT            IN-THE-MONEY OPTIONS
                                                                       DECEMBER 31, 2000           DECEMBER 31, 2000(1)
                               SHARES ACQUIRED                    ---------------------------   ---------------------------
NAME                             ON EXERCISE     VALUE REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                           ---------------   --------------   -----------   -------------   -----------   -------------
Scott M. Rocklage, Ph.D......           0          $        0       216,874        153,126      $5,303,836     $3,496,468
Francis P. Tally, MD.........           0          $        0        34,910         54,827      $  786,964     $1,259,091
Michael F. DeBruin, M.D......           0          $        0        37,500         62,500      $  684,375     $1,128,125
Dennis D. Keith, Ph.D........           0          $        0        97,499         32,501      $2,265,136     $  780,334
Alan D. Watson, Ph.D.........      30,000          $1,726,890         9,374         73,751      $  218,534     $1,782,404

------------------------

(1) Based on the difference between the exercise price of each option and the last reported sales price of our common stock on the NASDAQ-NMS on December 29, 2000 of $29.00.

EXECUTIVE EMPLOYMENT AGREEMENTS

    Dr. Rocklage, our Chairman of the Board of Directors and Chief Executive Officer, is employed pursuant to an employment agreement, dated June 20, 1994. Under the terms of that agreement, Dr. Rocklage's annual base salary was set at $175,000 subject to annual review and increase by the Board of Directors, and he is entitled to a performance bonus upon our achievement of certain milestones for each fiscal year that have been mutually agreed upon by Dr. Rocklage and the Board of Directors prior to the commencement of that particular fiscal year.
Dr. Rocklage received a base salary in 2000 of $323,500 and a performance bonus of $212,500 paid in January 2001. We can terminate Dr. Rocklage's employment at any time by giving written notice of termination and may be terminated by Dr. Rocklage at any time upon thirty days' written notice of termination. Upon any termination of Dr. Rocklage's employment by us without cause, Dr. Rocklage is entitled to severance pay in an amount equal to twenty-four months of his then current annual base salary.

    None of our other executive officers has entered into an employment agreement.

                         COMPENSATION COMMITTEE REPORT
                       ON EXECUTIVE OFFICER COMPENSATION

COMPENSATION PHILOSOPHY AND OBJECTIVES

    Our compensation philosophy for executive officer compensation is to reflect the value created and protected for shareholders, while furthering our short, and long-term strategic goals and values by aligning compensation with business objectives and individual performance. Short and long-term compensation should motivate and reward high levels of performance and are geared to attract and retain qualified executive officers. Accordingly, our executive officer compensation consists of three primary components intended to further our overall compensation philosophy to achieve our compensation objectives. The components include: base salary, annual bonuses and grants of stock options.

    In evaluating our executive officer's performance, we generally follow the process outlined below:

    - Prior to or shortly after the beginning of each fiscal year, we set goals and objectives, which are reviewed with, and ultimately approved by, the full Board of Directors. Dr. Rocklage reports to the Board on Cubist's progress toward the achievement of these goals and objectives throughout the year at Board meetings and at other times as necessary.

    - Once a year, generally in December, the Compensation Committee meets with Dr. Rocklage. This meeting is a comprehensive review of goals and objectives achieved during the year along with a review of Dr. Rocklage's full compensation package against compensation packages of Chief Executive Officers in similar companies. Dr. Rocklage's compensation is then set accordingly for the next fiscal year.

    - In December of each year, Dr. Rocklage evaluates the performance of the remainder of Cubist's executive officers against their goals and objectives set the prior year and recommends an annual base salary, stock option grant and bonus to the Compensation Committee commensurate with performance.

COMPENSATION FOR FISCAL 2000

CHIEF EXECUTIVE OFFICER COMPENSATION

    In December 2000, the Compensation Committee set Dr. Rocklage's annual base salary at $375,000 effective on January 1, 2001. This increase represented a $50,000 increase or 15.3% over the prior years base salary. The Compensation Committee performed a comprehensive review of the compensation paid to chief executive officers in other companies and has concluded this increase positions Dr. Rocklage fairly within the range of base salaries paid to other chief executive officers of comparable companies.

    In December 2000, the Compensation Committee awarded Dr. Rocklage $212,500 in bonus funds and set an additional $225,000 as the potential bonus amount payable upon achievement of goals for 2001.

    In December 2000, the Compensation Committee authorized a company-wide distribution of stock options to employees based on performance. Dr. Rocklage's stock options awarded relating to this distribution amounted to 100,000 common shares.

REPORT ON EXECUTIVE COMPENSATION

    In December 2000, Dr. Rocklage recommended and the Compensation Committee accepted base salary increases for the executive staff ranging from 5% to 17%. The increases were determined after reviewing performance against goals and objectives set for the year and also against salaries of similar positions in comparable companies.

    The Compensation Committee also authorized bonuses in the amount of $249,341 for Cubist's ten executive officers, excluding Dr. Rocklage.

    In December 2000, the Compensation Committee authorized a company-wide distribution of stock options to employees based on performance. The executive officer's stock options awards relating to this distribution amounted to 210,000 common shares, excluding Dr. Rocklage.

CONCLUSION

    The Compensation Committee believes that the total 2001-related compensation of the Chief Executive Officer and each of the executive officers, as described above, is fair and is within the range of compensation for executive officers in similar positions at comparable companies.

                                          COMPENSATION COMMITTEE
                                          John Clarke
                                          Dr. David Martin
                                          Walter Maupay

April 11, 2001

                          CORPORATE PERFORMANCE GRAPH

    The following graph compares the performance of our common stock to the Nasdaq Stock Market (U.S. Companies) Index and to the Nasdaq Pharmaceutical Index since December 31, 1996. The comparison assumes $100 was invested on December 31, 1996 in Cubist's common stock and in each of the foregoing indices and assumes reinvestment of dividends.

                          CORPORATE PERFORMANCE GRAPH

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

              CUBIST          NASDAQ STOCK       NASDAQ
       PHARMACEUTICALS, INC.  MARKET (U.S.)  PHARMACEUTICAL
12/96                   $100           $100            $100
12/97                    $95           $122            $103
12/98                    $62           $173            $132
12/99                   $314           $321            $247
12/00                   $473           $193            $308

                              CERTAIN TRANSACTIONS

    On September 25, 1999, in consideration for the performance of services by Alan Watson, our Senior Vice President, Corporate Development, we issued to
Dr. Watson 50,000 restricted shares of common stock, at a purchase price of $10.125 per share, the fair market value of the common stock as determined by the board of directors. Dr. Watson purchased the shares by executing a promissory note in the amount of $506,250 with a 4% annual interest rate. This note is secured by the 50,000 shares of common stock. The principal and interest on the promissory note will be forgiven in three equal installments subject to his continued employment. The first installment occurred on September 25, 2000. The remaining installments shall occur on September 25, 2001, and September 25, 2002 subject to his continued employment.

    On September 18, 2000, we accepted a promissory note of $250,000 from Scott Rocklage, our Chairman and Chief Executive Officer. This note has an annual interest rate of 6.15% and is due on March 31, 2002. In the event the note is repaid prior to December 31, 2001, no interest will be charged.

    We have adopted a policy, that all transactions between Cubist and its officers, directors and affiliates must (i) be approved by a majority of those members of our Board of Directors that are not parties, directly or indirectly through affiliates, to such transactions and (ii) be on terms no less favorable to Cubist than could be obtained from unrelated third parties.

    For a description of certain transactions and certain employment and other arrangements between Cubist and certain of its directors and executive officers, see "Compensation of Directors" and "Executive Employment Agreements."

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Under Section 16(a) of the Securities Exchange Act of 1934, as amended, Cubist's directors, its executive (and certain other) officers, and any persons holding more than ten percent of the common stock are required to report their ownership of the common stock and any changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established and we are required to report in this proxy statement any failure to file by these dates during 2000. To our knowledge, all of these filing requirements were satisfied by its directors, officers and ten percent holders. In making these statements, the Company has relied upon the written representations of its directors, officers and its ten percent holders and copies of the reports that they have filed with the Commission.

                         INDEPENDENT PUBLIC ACCOUNTANTS

    The Board of Directors has appointed PricewaterhouseCoopers LLP, who have served as Cubist's auditors since 1993, to examine the financial statements of Cubist for the fiscal year 2001. In addition to audit services, PricewaterhouseCoopers LLP also provided certain non-audit services to Cubist in 2000. The Audit Committee has considered whether the provision of these additional services is compatible with maintaining the independence of PricewaterhouseCoopers LLP. The following table sets forth the fees incurred by Cubist for the services of PricewaterhouseCoopers LLP in 2000.

                       FINANCIAL INFORMATION SYSTEMS
AUDIT FEES             DESIGN AND IMPLEMENTATION FEES   ALL OTHER FEES
----------             ------------------------------   --------------
$97,197                               $0                   $174,967*

------------------------

* Consists primarily of fees in connection with the acquisition of TerraGen Discovery Inc. and expenses associated with various financings.

    Cubist expects that representatives of PricewaterhouseCoopers will be present at the annual meeting, and will be given the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

                             STOCKHOLDER PROPOSALS

    All stockholder proposals that are intended to be presented at the 2002 Annual Meeting of Stockholders of Cubist must be received by Cubist no later than December 31, 2001, for inclusion in the Board of Directors' proxy statement and form of proxy relating to the annual meeting.

                                 OTHER BUSINESS

    Representatives of PricewaterhouseCoopers LLP are expected to be present at the annual meeting and will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

    The Board of Directors knows of no other business to be acted upon at the annual meeting. However, if any other business properly comes before the annual meeting, it is the intention of the persons named in the enclosed proxy to vote on such matters in accordance with their judgment.

    The prompt return of your proxy will be appreciated and helpful in obtaining the necessary vote. Therefore, whether or not you expect to attend the annual meeting, please sign the proxy and return it in the enclosed envelope, or vote by telephone or on the Internet by following the instructions on the enclosed proxy card.

                                                                      APPENDIX A

                          CUBIST PHARMACEUTICALS, INC.
                            AUDIT COMMITTEE CHARTER

ORGANIZATION

    There shall be a committee of the Board of Directors to be known as the audit committee (the "Audit Committee"). The Audit Committee shall be composed of directors who are not officers or employees of the corporation or its subsidiaries and are free of any relationship that, in the opinion of the board of directors, would interfere with their exercise of independent judgment as a committee member. At least three members of the Audit Committee shall be conversant with the terms and terminology of finance, of which at least one member shall have accounting or related financial management expertise.

STATEMENT OF POLICY

    The Audit Committee shall provide assistance to the corporate Directors in fulfilling their responsibility to the stockholders, potential stockholders, and investment community relating to corporate accounting, reporting practices of the corporation, and the quality and integrity of the financial reports of the corporation. In so doing, it is the responsibility of the Audit Committee to maintain free and open means of communication between the Directors, the independent auditors, and the financial management of the corporation. Independent auditors of the corporation shall be primarily accountable to the Audit Committee.

MEETINGS

    The Audit Committee shall meet at least two times annually. The Audit Committee shall meet periodically with management and the independent accountants, in separate executive sessions, to discuss any matters that the Audit Committee or either of these groups believes should be discussed privately. The Audit Committee may meet by telephone and may delegate specific functions to one or more of its members.

RESPONSIBILITIES

    In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and stockholders that the corporate accounting and reporting practices of the corporation are in accordance with all requirements and are of the highest quality.

    In carrying out these responsibilities, the Audit Committee will:

     1. Review and recommend to the directors the independent auditors, after considering their independence and effectiveness, to be selected to audit the financial statements of the corporation and its divisions and subsidiaries and receive from any potential auditor a written statement of all relationships of the auditor to the corporation.

     2. Meet with the independent auditors, with and separately from financial management of the corporation, to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors.

     3. Obtain satisfaction that the audit fee is appropriate and that the corporation will receive a complete and comprehensive audit for such fee.

     4. Review with independent auditors and the corporation's financial and accounting personnel the adequacy and effectiveness of the accounting and financial controls of the corporation, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper.

     5. Review the financial statements contained in the annual report to stockholders and quarterly reports on Form 10-Q, prior to their issuance, with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the stockholders. Any changes in accounting principles should be reviewed.

     6. Review separately with each of management and the independent auditors any significant disputes between management and the independent auditors that arose in connection with the preparation of the financial statements.

     7. Provide sufficient opportunity for the independent auditors to meet with the members of the Audit Committee without members of management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of the corporation's financial, accounting, and auditing personnel, and the cooperation that the independent auditors received during the course of the audit.

     8. Review the corporation's compliance with law and significant corporate policies, including its code of conduct.

     9. Review accounting and financial human resources and succession planning within the corporation.

    10. Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

    11. Review and update this Charter periodically, at least annually, as conditions dictate.

    12. Prepare a committee report to the stockholders.

                              [FORM OF PROXY CARD]

                          CUBIST PHARMACEUTICALS, INC.
                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
                                       FOR

               2001 ANNUAL MEETING OF STOCKHOLDERS ON JUNE 7, 2001

         The undersigned hereby appoints Scott M. Rocklage and Justin P. Morreale and each of them proxies, each with power of substitution, to vote at the 2001 Annual Meeting of Stockholders of CUBIST PHARMACEUTICALS, INC. to be held on June 7, 2001 (including any adjournments or postponements thereof), with all the powers the undersigned would possess if personally present, as specified on the ballot on the reverse side on the matters listed on the reverse side and, in accordance with their discretion, on any other business that may come before the meeting, and revokes all proxies previously given by the undersigned with respect to the shares covered hereby.

         THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE STOCKHOLDER. IF NO CONTRARY SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES OF THE BOARD OF DIRECTORS AND UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING IN THE APPOINTED PROXIES' DISCRETION.

------------                                                        -----------

SEE REVERSE        CONTINUED AND TO BE SIGNED ON REVERSE SIDE       SEE REVERSE
   SIDE                                                                 SIDE

------------                                                        -----------

BY TELEPHONE
------------

It's fast, convenient, and immediate! Call Toll-Free on a Touch-Tone Phone

1-877-PRX-VOTE (1-877-779-8683)

FOLLOW THESE FOUR EASY STEPS:
-----------------------------

1.       Read the accompanying Proxy Statement and Proxy Card.

2.       Call the toll-free number 1-877-PRX-VOTE (1-877-779-8683)

3. Enter your 14-digit Voter Control Number located on your Proxy Card above your name.

4.       Follow the recorded instructions.

YOUR VOTE IS IMPORTANT! CALL 1-877-PRX-VOTE ANYTIME!


VOTE BY INTERNET
----------------

It's fast, convenient, and your vote is immediately confirmed and posted.

FOLLOW THESE FOUR EASY STEPS:
-----------------------------

1.       Read the accompanying Proxy Statement and Proxy Card.

2.       Go to the website: http://www.eproxyvote.com/cbst

3. Enter your 14-digit Voter Control Number located on your Proxy Card above your name

4.       Follow the recorded instructions.

YOUR VOTE IS IMPORTANT! GO TO HTTP://WWW.EPROXYVOTE.COM/CBST



DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR INTERNET

1.       Class II Directors

         Nominees:       Susan B. Bayh
                         Barry Bloom
                         Walter Maupay


              /_/ FOR all nominees listed above  /_/ WITHHELD from all nominees

              /_/  For all nominees except as noted above


         The undersigned hereby acknowledge(s) receipt of a copy of the accompanying Notice of 2001 Annual Meeting of Stockholders and related Proxy Statement.

         Please date, sign as name appears below, and return this proxy in the enclosed envelope, whether or not you expect to attend the meeting. You may nevertheless vote in person if you do attend.

         Executors, administrators, trustees, custodians, etc. should indicate capacity in which signing. When stock is held in the name of more than one person, each person should sign the proxy.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT                              /_/

                                              Date: ___________________ , 2001

                                              Please
                                              Sign
                                              Here: ___________________________